Exhibit 10.2

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made by and between Orchids Paper Products Company (“Company”) and Jeff Schoen (“Optionee”) and is effective as of the Date of Grant (defined below).

WITNESSETH THAT:

WHEREAS, the Company desires to grant to Optionee the option to purchase certain nonqualified options to purchase certain shares of its stock; and

WHEREAS, Optionee is now an employee of the Company; and

WHEREAS, the Company and Optionee understand and agree that this grant is made independent of, and is not subject to the terms of the Orchids Paper Products Company Stock Incentive Plan.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1.         Grant and Terms of Option. The Company grants to Optionee, effective November 8, 2013 (“Date of Grant”), the option to purchase all or any part of four hundred thousand (400,000) shares of the common stock of the Company (“Common Stock”), for a period of ten (10) years from the Date of Grant, at the purchase price of $30.25 per share, which is the Fair Market Value of such stock on the Date of Grant (the “Option”). The “Fair Market Value” of the stock shall be the arithmetic mean between the high and lows of prices of such stock as reported on such date on the composite tape of the principal national securities exchange, or, if applicable, the NASDAQ National Market on which such stock is listed or admitted to trading. However, that the right to exercise this Option shall be, and is hereby, restricted as follows:

(a)       This Option grant shall be void ab initio in the event shareholder approval is not received by September 30, 2014 for the grant of the Option provided hereunder.

(b)       The Option shall become exercisable when the share price of the Common Stock closes at a certain percentage of the purchase price of the Option for three consecutive business days, in accordance with the following vesting schedule. However, in no event shall the Option become vested prior to the date that shareholder approval is obtained pursuant to Section 2(a):

Share price closes at or above the following percentage of the purchase price for the Option	Number of shares that become vested
115%	100,000
140%	100,000
170%	100,000
200%	100,000

In the event that Optionee’s employment with the Company is terminated for any reason, whether voluntarily or involuntarily, before the Option becomes vested as provided above, the portion of the Option that has not yet vested as of such date shall not vest and shall be forfeited immediately, except to the extent otherwise provided herein.

(c)       Any unvested portion of the Option shall expire five (5) years from the Date of Grant.

(d)       Notwithstanding the above, immediately prior to a Change in Control, Optionee will immediately become 100% vested in the total number of shares to which this Option relates, provided such Change in Control occurs within five (5) years from the Date of Grant. For purposes of this Agreement, “Change in Control” means (i) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, (the “Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (ii) a change in the ownership of all or substantially all of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, or (iii) a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

(e)       In no event may the Option or any part thereof be exercised after the expiration of ten (10) years from the Date of Grant.

(f)       The purchase price of the shares subject to the Option may be paid for (i) in cash, (ii) in the discretion of the Company, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Company, by a combination of methods of payment specified in clauses (i) and (ii).

3.         Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this Agreement and the price thereof may be adjusted, to the same proportionate number of shares and price as in this original Agreement.

4.         Investment Purpose and Other Restrictions on Transfer. Optionee represents that, in the event of the exercise by Optionee of the Option hereby granted, or any part thereof, Optionee intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition as it deems advisable or necessary in the event the shares acquired on exercise of the Option are registered under the Securities Act of 1933, or upon the happening of any other contingency warranting the release of such condition. Optionee agrees that the certificates evidencing the shares acquired by Optionee on exercise of all or any part of the Option, may bear a restrictive legend, if appropriate, indicating any restrictions on the transfer thereof, which legend may be in such form as the Company shall determine to be proper.

5.         Non-Transferability. Neither the Option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The Option may be exercised during Optionee’s lifetime only by Optionee or his guardian or legal representative.

6.         Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of the Option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

9.         Administration. The Option has been granted pursuant to a determination made by the Company, or such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this Option, shall have plenary authority to interpret any provision of the Option and to make any determinations necessary or advisable for the administration of the Option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

10.       Option Not an Incentive Stock Option. It is intended that this Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

11.       No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.

12.       Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

13.       Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

14.       Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Optionee and the Company to the extent that any such agreements or understandings conflict with the terms of this Agreement.

15.       Assignment. This Agreement shall be freely assignable by the Company to and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.

16.       Choice of Forum and Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any litigation relating to or arising out of this Agreement shall be filed and litigated exclusively in the state or federal courts of Delaware.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence Optionee’s acceptance of the Option herein granted and of the terms hereof, all effective as of the Date of Grant.

COMPANY

	By:	/s/ Steven R. Berlin
ATTEST:		Name: Steven R. Berlin Title: Board Chair

/s/ Keith R. Schroeder
Secretary

/s/ Jeffrey S. Schoen
Optionee